Exhibit 99.1

BED BATH & BEYOND INC. REPORTS NET EARNINGS OF $.47 PER SHARE

IN FISCAL SECOND QUARTER

•                  Net Earnings for Quarter Increase by 17.8%

•                  Quarterly Net Sales Increase by 12.3%

•                  Comparable Quarterly Store Sales Increase by 4.5%

UNION, New Jersey, September 21, 2005 — Bed Bath & Beyond Inc. today reported net earnings of $141.4 million ($.47 per share) in the fiscal second quarter ended August 27, 2005, an increase of approximately 17.8% from the $120.0 million ($.39 per share) earned in the fiscal second quarter of 2004.  Net sales for the fiscal second quarter of 2005 were approximately $1.431 billion, an increase of approximately 12.3% from net sales of approximately $1.274 billion in the fiscal second quarter of 2004.  Comparable store sales in the fiscal second quarter of 2005 grew by approximately 4.5%.

For the fiscal first half ended August 27, 2005, net earnings increased 18.9% to $240.3 million ($.80 per share) from $202.1 million ($.66 per share) earned in the comparable period of the prior year.  Net sales for the fiscal first half of 2005 rose 12.7% to approximately $2.676 billion from approximately $2.375 billion in the corresponding period of the prior year.  Comparable store sales for the fiscal first half of 2005 increased by approximately 4.4%.

As of August 27, 2005, the Company operated a total of 749 stores, including 686 Bed Bath & Beyond stores (of which 15 were opened during the fiscal second quarter) in 44 states and Puerto Rico.  In addition, as of that date, Christmas Tree Shops, Inc. operated 27 stores in 7 states and Harmon Stores, Inc. operated 36 stores in 3 states.  Consolidated store space as of August 27, 2005 was approximately 23.7 million square feet.  As a result of Hurricane Katrina, which occurred at the beginning of the fiscal third quarter, and its aftermath, 2 Bed Bath & Beyond stores located in the Gulf Coast region have had to suspend operations.  Several other Bed Bath & Beyond stores in the region, which were affected by the hurricane for several days, have since resumed operations.

Since the beginning of the fiscal third quarter on August 28, 2005, 6 new Bed Bath & Beyond stores have been opened, bringing the total number of Bed Bath & Beyond stores to 692 in 44 states and Puerto Rico.

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Bed Bath & Beyond Inc. is a nationwide chain of retail stores.  The Company’s Bed Bath & Beyond stores sell better quality domestics merchandise and home furnishings.  The Company’s Christmas Tree Shops and Harmon Stores sell giftware and household items and health and beauty care items, respectively.  Shares of Bed Bath & Beyond Inc. are traded on NASDAQ under the symbol “BBBY” and are included in the Standard & Poor’s 500 and Global 1200 Indices and the NASDAQ-100 Index.  The Company is counted among the Fortune 500 and the Forbes 2000.

This press release may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, estimate, assume, continue, project, plan and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors that may be outside the Company’s control.  Such factors include, without limitation: general economic conditions, changes in the retailing environment and consumer spending habits; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; unusual weather patterns; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; the ability to find suitable locations at reasonable occupancy costs to support the Company’s expansion program; and the cost of labor, merchandise and other costs and expenses.  The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACTS (at 908/688-0888):

Ronald Curwin	Kenneth C. Frankel	Paula J. Marbach
Chief Financial Officer	Director of Financial	Investor Relations
and Treasurer	Planning	Ext. 4552
Ext. 4550	Ext. 4554	Fax: 908-810-8813

(Tables Follow)

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	August 27,	August 28,	August 27,	August 28,
	2005	2004	2005	2004

Net sales	$1,431,182	$1,273,960	$2,675,603	$2,374,877
Cost of sales	829,398	743,131	1,553,038	1,387,274
Gross profit	601,784	530,829	1,122,565	987,603
Selling, general and administrative expenses	383,907	341,721	753,804	669,788
Operating profit	217,877	189,108	368,761	317,815
Interest income	8,005	3,676	15,113	6,774
Earnings before provision for income taxes	225,882	192,784	383,874	324,589
Provision for income taxes	84,480	72,776	143,569	122,532
Net earnings	$141,402	$120,008	$240,305	$202,057

Net earnings per share - Basic	$0.48	$0.40	$0.81	$0.67
Net earnings per share - Diluted	$0.47	$0.39	$0.80	$0.66

Weighted average shares outstanding - Basic	295,458	300,778	294,936	300,598
Weighted average shares outstanding - Diluted	301,362	306,495	300,208	306,539

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, unaudited)

	August 27,	August 28,
	2005	2004 (1)
Assets

Current assets:
Cash and cash equivalents	$296,477	$295,075
Short term investment securities	703,395	656,773
Merchandise inventories	1,238,875	1,052,813
Other current assets	114,173	108,443

Total current assets	2,352,920	2,113,104

Long term investment securities	353,516	305,832
Property and equipment, net	645,574	534,795
Goodwill	147,559	147,559
Other assets	21,709	21,559

	$3,521,278	$3,122,849

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$503,056	$428,393
Accrued expenses and other current liabilities	249,368	256,482
Merchandise credit and gift card liabilities	93,907	69,098
Income taxes payable	50,255	50,469

Total current liabilities	896,586	804,442

Deferred rent and other liabilities	131,701	110,877

Total liabilities	1,028,287	915,319

Total shareholders’ equity	2,492,991	2,207,530

	$3,521,278	$3,122,849

(1)  Reflects the classification of investments in auction rate securities as investments rather than as cash and cash equivalents to conform with current presentation.

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Six Months Ended
	August 27,	August 28,
	2005	2004 (1)
Cash Flows from Operating Activities:

Net earnings	$240,305	$202,057
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	52,303	46,168
Amortization	4,458	585
Tax benefit from exercise of stock options	18,523	5,947
Deferred income taxes	(650)	1,070
Increase in assets:
Merchandise inventories	(86,847)	(40,479)
Other current assets	(17,507)	(14,842)
Other assets	(173)	(85)
Increase (decrease) in liabilities:
Accounts payable	52,531	29,743
Accrued expenses and other current liabilities	(5,372)	(10,798)
Merchandise credit and gift card liabilities	6,846	5,910
Income taxes payable	(31,109)	16,624
Deferred rent and other liabilities	13,194	1,736

Net cash provided by operating activities	246,502	243,636

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(179,771)	(216,286)
Redemption of held-to-maturity investment securities	107,147	84,333
Purchase of available-for-sale investment securities	(955,075)	(1,187,144)
Redemption of available-for-sale investment securities	922,875	1,138,790
Capital expenditures	(88,046)	(64,793)

Net cash used in investing activities	(192,870)	(245,100)

Cash Flows from Financing Activities:

Proceeds from exercise of stock options	27,404	8,706
Payment of deferred purchase price for acquisition	(6,667)	(6,667)

Net cash provided by financing activities	20,737	2,039

Net increase in cash and cash equivalents	74,369	575

Cash and cash equivalents:
Beginning of period	222,108	294,500
End of period	$296,477	$295,075

(1)  Reflects the classification of investments in auction rate securities as investments rather than as cash and cash equivalents to conform with current presentation.